                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                      CARRIAGE SERVICES, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                             CARRIAGE SERVICES LOGO

                            CARRIAGE SERVICES, INC.
                        1900 ST. JAMES PLACE, 4TH FLOOR
                              HOUSTON, TEXAS 77056

                                 April 27, 2001

Dear Carriage Stockholder:

    I am pleased to invite you to Carriage's Annual Meeting of Stockholders. The meeting will be held at the Courtyard on St. James Place, 1885 St. James Place, Houston, Texas 77056 on Tuesday, May 22, 2001, at 10:00 a.m., Houston time. If you cannot be present at the Annual Meeting, I ask that you participate by completing the enclosed proxy and returning it at your earliest convenience.

    At the meeting, you and the other stockholders will elect two directors to Carriage's Board of Directors and be asked to reclassify a third director, and vote on certain other matters discussed in the accompanying Proxy Statement. You will also have the opportunity to hear what has happened in our business in the past year and to ask questions. I encourage you to read the enclosed Notice of Meeting and Proxy Statement, which contains information about the Board of Directors and its committees and personal information about each of the nominees for the Board. The Proxy Statement also describes in detail the other matters that will be voted upon at the Annual Meeting.

    We hope you can join us on May 22. Whether or not you can attend personally, it is important that your shares are represented at the Meeting. Please MARK your votes on the enclosed proxy, SIGN AND DATE THE PROXY, and RETURN it to us in the enclosed envelope. Your vote is important, so please return your proxy promptly.

                                          Sincerely,

                                          /s/ Melvin C. Payne

                                          MELVIN C. PAYNE

                                          CHAIRMAN OF THE BOARD
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                            CARRIAGE SERVICES, INC.
                        1900 ST. JAMES PLACE, 4TH FLOOR
                              HOUSTON, TEXAS 77056

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 2001

    Carriage Services, Inc. will hold its Annual Meeting of Stockholders at the Courtyard on St. James Place, 1885 St. James Place, Houston, Texas, 77056, on Tuesday, May 22, 2001, at 10:00 a.m., Houston time.

    We are holding this meeting:

    - To reclassify one Class III director as a Class I director to serve for a two-year term expiring at the annual meeting of stockholders in 2003 and until his successor is elected and qualifies.

    - To elect two Class II directors, each to serve for a three-year term expiring at the annual meeting of stockholders in 2004 and until their respective successors are elected and qualified.

    - To ratify the selection of Arthur Andersen LLP as the independent public accountants of Carriage for 2001.

    - To transact such other business as may properly come before the meeting or any adjournments thereof.

    Your Board of Directors has selected April 12, 2001, as the record date for determining stockholders entitled to vote at the meeting. A list of stockholders on that date will be available for inspection at our corporate headquarters, 1900 St. James Place, 4th Floor, Houston, Texas for ten days before the meeting.

    You are cordially invited to attend the meeting. If, however, you are unable to attend the Meeting, YOU ARE REQUESTED TO SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. If you attend the meeting, and wish to do so, you may vote in person regardless of whether you have given your proxy. In any event, a proxy may be revoked at any time before it is exercised.

    This Proxy Statement, proxy and Carriage's 2000 Annual Report to Stockholders are being distributed on or about April 27, 2001.

                                          By Order of the Board of Directors

                                          /s/ Thomas C. Livengood

                                          THOMAS C. LIVENGOOD
                                          EXECUTIVE VICE PRESIDENT, CHIEF
                                          FINANCIAL OFFICER AND SECRETARY

Houston, Texas
April 27, 2001

                               TABLE OF CONTENTS

                                                                PAGE
                                                                NO.
                                                              --------
GENERAL INFORMATION.........................................         1

RECORD DATE AND VOTING SECURITIES...........................         3

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
  CERTAIN BENEFICIAL OWNERS.................................         4
  Stock Ownership of Certain Beneficial Owners..............         6

PROPOSAL NO. 1 RECLASSIFICATION OF ONE DIRECTOR.............         6
  General...................................................         6
  Proposal..................................................         7

PROPOSAL NO. 2 ELECTION OF DIRECTORS........................         7
  Organization and Committees of the Board..................         9

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....        10

CERTAIN TRANSACTIONS........................................        11

EXECUTIVE COMPENSATION......................................        11
  Summary Compensation Table................................        11
  Stock Option Grants in 2000...............................        12
  2000 Option Exercises and Year-End Option Holdings........        13
  Separation Agreements with Departed Officers..............        13
  Compensation of Directors.................................        14
  Employment Agreements.....................................        15

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.....        16
  Base Salaries.............................................        17
  Bonuses for Named Executive Officers for 2000.............        17
  Stock Option Grants for Named Executive Officers for
  2000......................................................        18
  Compensation Policies for the Chief Executive Officer.....        18

COMPARATIVE STOCKHOLDER RETURN..............................        20

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION.............................................        21

AUDIT COMMITTEE REPORT ON FINANCIAL STATEMENTS..............        21
  Review and Discussions....................................        21
  Audit Fees................................................        21
  Financial Information Systems Design and Implementation
  Fees......................................................        21
  All Other Fees............................................        21
  Recommendation to Include Audited Financial Statements in
  Annual Report.............................................        22

PROPOSAL NO. 3 RATIFICATION OF SELECTION OF INDEPENDENT
  PUBLIC ACCOUNTANTS........................................        22

OTHER BUSINESS..............................................        22

SHAREHOLDER'S PROPOSALS.....................................        22

ADDITIONAL INFORMATION......................................        23
  Annual Report.............................................        23
  Number of Proxy Statements and Annual Reports.............        23

APPENDIX A..................................................       A-1

                              GENERAL INFORMATION

Q:   WHO IS SOLICITING MY PROXY?

A: We--the Board of Directors of Carriage Services, Inc.--are sending you this Proxy Statement in connection with our solicitation of proxies for use at Carriage's 2001 Annual
     Meeting of Stockholders. Certain directors, officers and employees of Carriage and American Stock Transfer & Trust
     Company, a proxy solicitor ("AST") also may solicit proxies on our behalf by mail, phone, fax or in person.

Q:   WHO IS PAYING FOR THIS SOLICITATION?

A: Carriage will pay for the solicitation of proxies, including the cost of preparing and mailing this Proxy Statement.
     Carriage also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of Carriage stock. No additional fee beyond the $950 monthly fee paid to AST to act as Carriage's transfer agent, together with AST's out-of-pocket expenses, will be paid to AST.

Q:   WHAT AM I VOTING ON?

A:   (1) The reclassification of Mark F. Wilson from a Class III director to a Class I director.

     (2) The election of Greg M. Brudnicki and Vincent D. Foster to the Board of Directors as Class II directors.

     (3) The approval of the appointment of Arthur Andersen LLP as our independent auditors for 2001.

Q:   WHY ARE WE VOTING TO RECLASSIFY MR. WILSON?

A: Carriage has three classes of directors, each of which has historically had an equal number of directors. During 2000, one director's position was eliminated at that year's annual meeting of stockholders and two other directors in different classes resigned, leaving an unequal number of directors in each class. Carriage is required by New York Stock Exchange rules and in its certificate of incorporation to maintain an equal number of directors in all classes to the extent practicable.

Q:   WHO CAN VOTE?

A: Stockholders as of the close of business on April 12, 2001, are entitled to vote at the Annual Meeting.

Q:   HOW DO I VOTE?

A: You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person--by voting in person you automatically revoke your proxy. You also may revoke your proxy at any time before the meeting by giving the Secretary written notice of your revocation or by submitting a later-dated proxy. If you return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of each of the nominees for director and vote FOR each of the other proposals described herein.

Q:   HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

A: The Board recommends a vote FOR each of the nominees and each of the other proposals.

Q:   IS MY VOTE CONFIDENTIAL?

A: Proxy cards, ballots and voting tabulations that identify individual shareholders are mailed or returned directly to Carriage and handled in a manner intended to protect your voting privacy. Your vote will not be disclosed EXCEPT:
     (1) as needed to permit Carriage to tabulate and certify the vote; (2) as required by law; or (3) in limited circumstances such as a proxy contest in opposition to the Board. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management, but your identify will be kept confidential unless you ask that your name be disclosed.

Q:   HOW MANY SHARES CAN VOTE?

A: As of the Record Date, April 12, 2001, Carriage had outstanding 14,795,551 shares of Class A Common Stock,
     1,792,720 shares of Class B Common Stock, and 1,182,500 shares of Series D Preferred Stock were outstanding. Each share of Class A Common Stock is entitled to one (1) vote;
     each share of Class B Common Stock is entitled to ten
     (10) votes; and each share of Series D Preferred Stock is entitled to approximately .0167 of a vote. In summary, there were a total of 32,742,452 eligible votes as of the Record
     Date.

Q:   WHAT HAPPENS IF I WITHHOLD MY VOTE FOR AN INDIVIDUAL
       DIRECTOR?

A: Because the individual directors are elected by a plurality of the votes cast at the meeting, a withheld vote will not have an effect on the outcome of the election of an individual director.

Q:   CAN I VOTE ON OTHER MATTERS?

A: Carriage's By-laws limit the matters presented at an annual meeting to those in the notice of the meeting and those otherwise properly presented before the meeting. We do not expect any other matter to come before the meeting. If any other matter is presented at the Annual Meeting, your signed proxy gives the individuals named as proxies authority to vote your shares on such matters at their discretion.

Q:   WHEN ARE STOCKHOLDER PROPOSALS DUE FOR THE ANNUAL
       STOCKHOLDERS MEETING IN 2002?

A: To be considered for inclusion in the proxy statement for Carriage's 2002 annual meeting, a stockholder proposal must be received at Carriage's offices no later than December 1, 2001. A shareholder proposal submitted outside the processes of Rule 14a-8 of the SEC, if received by Carriage after February 15, 2002, will be considered untimely for presentation at Carriage's 2002 annual meeting of stockholders.

Q:   HOW DO I NOMINATE SOMEONE TO BE A CARRIAGE DIRECTOR?

A: A stockholder may recommend nominees for director by giving the Secretary a written notice not less than ninety
     (90) days prior to the anniversary date of the immediately preceding annual meeting. For the annual meeting in 2002, the deadline will be February 21, 2002, based upon this year's meeting occurring on May 22. The notice must include the full name, age, business and residence address, principal occupation or employment of the nominee, the number of shares of Carriage Class A Common Stock, Class B
     Common Stock and Series D Preferred Stock the nominee beneficially owns, any other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Securities Exchange Act of 1934, and the nominee's written consent to the nomination and to serve, if elected.

                       RECORD DATE AND VOTING SECURITIES

    Only holders of record of the Class A and Class B Common Stock and Series D Preferred Stock at the close of business on April 12, 2001, the record date for the Meeting, are entitled to notice of and to vote at the Meeting. On that date, Carriage had outstanding (i) 14,795,551 shares of Class A Common Stock, each of which is entitled to one vote, (ii) 1,792,720 shares of Class B Common Stock, each of which is entitled to ten votes, and (iii) 1,182,500 shares of Series D Preferred Stock, each of which is entitled to approximately .0167 of a vote. The voting power of each class or series, as of April 12, 2001, is summarized below:

                                                                           PERCENTAGE OF
CLASS OR SERIES                     OUTSTANDING SHARES   NUMBER OF VOTES   VOTING POWER
---------------                     ------------------   ---------------   -------------
Class A Common Stock..............      14,795,551         14,795,551           45.2%
Class B Common Stock..............       1,792,720         17,927,200           54.8%
Series D Preferred Stock..........       1,182,500             19,701              *
                                                           ----------          -----
    TOTAL.........................                         32,742,452          100.0%
                                                           ==========          =====

------------------------

*   Less than 1%

    The presence at the Meeting, in person or by proxy, of the holders of a majority of the total voting power of the issued and outstanding shares of Class A and B Common Stock and Series D Preferred Stock is necessary to constitute a quorum to transact business. Abstentions and broker non-votes will be counted for purposes of whether a quorum is present at the Meeting. In the absence of a quorum at the Meeting, the Meeting may be adjourned without notice other than announcement at the Meeting until a quorum shall be formed.

    If a quorum is present at the Meeting, the reclassification of the Class III director to a Class I director will require approval by holders of a majority of the votes cast at the Meeting. The nominees for the Class II directors will be elected by a plurality of the votes cast at the Meeting, and each other matter will need to be approved by the affirmative vote of the holders of a majority of the voting power present or represented by proxy at the Meeting. Because directors are elected by a plurality of the votes cast, shares that are withheld will have no effect on the outcome of the election of directors. With respect to any matter other than the election of directors, abstentions will have the effect of a vote against the proposal. Broker non-votes will not be counted to determine the stockholders entitled to vote on a proposal and will not affect the outcome of the vote on such matter.

    All properly signed Proxies received prior to the Meeting will be voted in accordance with the choices specified. If no choice has been specified in Proxy, the shares will be voted in favor of all proposals described herein and in the discretion of the persons named in the Proxy in connection with any other business that may properly come before the Meeting. A stockholder giving a Proxy may revoke it at any time before it is voted at the Meeting by filing with the Secretary an instrument revoking it, by signing and delivering to the Secretary a Proxy bearing a later date, or by voting in person at the Meeting after giving notice to the Chairman of the Meeting of the stockholder's intention to vote in person not withstanding the fact that the stockholder previously delivered a Proxy.

              SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                         AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth, as of April 12, 2001, the ownership of the Class A and B Common Stock and the percent of voting control (which includes Class A and B Common Stock into which the Series D Preferred Stock is convertible) of: (i) each director and director nominee of Carriage, (ii) the Chief Executive Officer, (iii) the other executive officers named in the Summary Compensation Table set forth under "Executive Compensation" below (except for Messrs. Duffey and Allen, who resigned in December 2000), and (iv) all current executive officers and directors of Carriage as a group. Under the rules of the Securities and Exchange Commission, a person is deemed to own beneficially all securities as to which that person owns or shares voting or investment power, as well as all securities which such person may acquire within 60 days through the exercise of currently available conversion rights or options. Each person named in the table below has sole voting and investment power with respect to the shares indicated, except as otherwise stated in the notes to the table.

                                                    AMOUNT AND NATURE OF
                                                    BENEFICIAL OWNERSHIP
                                                    --------------------    PERCENT OF
                                                     CLASS A    CLASS B    CLASS A AND B   PERCENT OF
                                                     COMMON      COMMON       COMMON         VOTING
BENEFICIAL OWNER                                    STOCK(1)    STOCK(2)       STOCK       CONTROL(3)
----------------                                    ---------   --------   -------------   ----------
Melvin C. Payne(4)................................    369,839   529,769          5.4%         16.9%
Greg M. Brudnicki.................................    254,451         0          1.5%            *
Vincent D. Foster(5)..............................     21,250         0            *             *
Stuart W. Stedman(6)..............................    215,988   145,223          2.2%          5.1%
Ronald A Erickson(7)..............................      8,400    17,606            *             *
Mark F. Wilson(8).................................    530,265         0          3.2%          1.5%
Thomas C. Livengood...............................    147,018         0            *             *
Jay D. Dodds......................................     85,874         0            *             *
All directors and executive
  officers as a group (8 persons).................  1,633,085   692,598         13.8%         25.2%

------------------------

*   Indicates less than one percent.

(1) The ownership of shares of Class A Common Stock shown in the table includes shares which may be acquired within 60 days upon exercise of outstanding stock options granted under our stock option plans by each of the persons and groups, as follows: Mr. Payne--150,000 shares; Mr. Brudnicki--25,000 shares; Mr. Foster--1,250 shares; Mr. Wilson--25,000 shares;
    Mr. Livengood--75,000 shares; Mr. Dodds--47,162 shares; and directors and executive officers as a group--323,412 shares.

(2) Each share of Class B Common Stock has ten votes per share and is convertible at any time into one share of Class A Common Stock. If not converted earlier, any outstanding shares of Class B Common Stock will be automatically converted into shares of Class A Common Stock on December 31, 2001.

(3) This columns sets forth the percentage of voting power held by the person based on the type of securities held. Each share of Class A Common Stock is entitled to one vote, each share of Class B Common Stock is entitled to ten votes and each share of Series D Preferred Stock is entitled to approximately 0.0167 of a vote.

(4) Mr. Payne's holdings include 119,161 shares of Class B Common Stock owned by 1996 Payne Family Partnership, Ltd.; 2,919 shares of Class B Common Stock owned by the Melvin C. Payne 1996 Trust; 2,919 shares of Class B Common Stock owned by the Karen P. Payne 1996 Trust; and 5,555 shares of Class B Common Stock owned by the Melvin C. Payne, Jr. Pension Plan and Trust.

(5) All shares are held by Main Street Equity Ventures II, L.P., of which Mr. Foster is a Managing Director.

(6) Mr. Stedman's holdings include:

    * 2,689 shares of Class A Common Stock and 31,309 shares of Class B Common Stock which are held by the Betty Ann Stedman Trust, of which Mr. Stedman is a trustee;

    * 1,425 shares of Class A Common Stock are held by the Betty Ann West Stedman Descendants Trust, of which Mr. Stedman is a trustee;

    * 4,633 shares of Class A Common Stock and 8,349 shares of Class B Common Stock which are held by the Wesley West Descendants Trust, of which Mr. Stedman is a trustee;

    * 1,717 shares of Class A Common Stock and 3,130 shares of Class B Common Stock which are held by the Courtney Lynn Meagher Trust, of which Mr. Stedman is a trustee;

    * 239 shares of Class A Common Stock and 3,130 shares of Class B Common Stock which are held by the Evan Everett Meager 1989 Trust, of which Mr. Stedman is a trustee;

    * 19,902 shares of Class A Common Stock and 35,000 shares of Class B Common Stock which are held by the Wesley West Land Holding Company, of which Mr. Stedman is the president and an indirect beneficial owner through a trust of which he is a beneficiary;

    * 67,456 shares of Class A Common Stock which are held by the Wesley West Long Term Partnership, a partnership of which Mr. Stedman serves as the manager of the general partner;

    * 43,550 shares of Class A Common Stock which are held by the Wesley West Flexible Partnership, a partnership of which Mr. Stedman serves as the managing partner;

    * 24,350 shares of Class A Common Stock which are held by Wesley West Investment Company L.L.C., of which Mr. Stedman is the sole Manager;

    * 28,500 shares of Class A Common Stock which are held by the Neva and Wesley West Foundation, of which Mr. Stedman is a trustee;

    * 2,150 shares of Class A Common Stock which are held by the Lynn Stedman Meagher Children's 1997 Trust, of which Mr. Stedman is a trustee; and

    * 12,470 shares of Class A Common Stock and 5,218 shares of Class B Common Stock are owned jointly by Mr. Stedman and his spouse.

(7) Mr. Erickson's holdings include:

    * 1,400 shares of Class A Common Stock and 17,606 shares of Class B Common Stock which are held by the Alfred and Rose Erickson Trust f/b/o Donovan
       A. Erickson, of which Mr. Erickson is a trustee;

    * 7,000 shares of Class A Common Stock held by Mr. Erickson's minor son, David S. Erickson.

(8) Mr. Wilson holdings includes 393,079 shares of Class A Common Stock held by Mark F. Wilson and Anne Pedersen Wilson Living Trust; 41,629 shares of
    Class A Common Stock held by the Wilson Trust B U/A/D 9/9/77 by Francis Wilson; and 41,629 shares of Class A Common Stock held by the Wilson Trust C U/A/D 9/9/77 by Francis Wilson, both of which Mr. Wilson is a beneficiary of and a Co-trustee.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    As of April 12, 2001, the persons named below were, to our knowledge, the only beneficial owners of more than 5% of the outstanding Common Stock, determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, other than directors and executive officers whose beneficial ownership is described in the above table.

                                                  AMOUNT AND NATURE OF
                                                  BENEFICIAL OWNERSHIP
                                                  --------------------
                                                   CLASS A    CLASS B    PERCENT OF CLASS   PERCENT OF
                                                   COMMON      COMMON        A AND B          VOTING
BENEFICIAL OWNER                                    STOCK      STOCK       COMMON STOCK      CONTROL
----------------                                  ---------   --------   ----------------   ----------
Capital Group International, Inc.(1) ...........  2,165,700       0            12.8%            6.6%
  11100 Santa Monica Blvd.
  Los Angeles, CA 90025
Credit Suisse First Boston(2) ..................  3,146,700       0            18.5%            9.6%
  11 Madison Avenue
  New York, NY 10010
Dimensional Fund Advisors, Inc.(3) .............    964,500       0             5.7%            2.9%
  1299 Ocean Ave., 11th. Floor
  Santa Monica, CA 90401
C. Byron Snyder(4)..............................  1,396,311       0             8.2%            4.3%
                                                  ---------     ---            ----            ----
Sub-Total.......................................  7,673,211       0            46.4%           23.4%

------------------------

(1) Based solely on schedule 13G filed with the SEC on February 9, 2001.

(2) Based solely on schedule 13G filed with the SEC on January 11, 2001.

(3) Based solely on schedule 13G filed with the SEC on February 2, 2001.

(4) Based on Form 5 filed with the SEC on February 12, 2001.

                                 PROPOSAL NO. 1
                        RECLASSIFICATION OF ONE DIRECTOR

GENERAL

    Carriage's Board of Directors currently consists of six members after the resignation of two Board members in December 2000, C. Byron Snyder and Mark W. Duffey. Mr. Snyder and Mr. Duffey indicated separately to the Board that each was resigning for personal reasons and not because of any dispute with the Board or Carriage. Carriage's Certificate of Incorporation gives authority to the Board to reduce or increase the number of Board members at any time as long as such reduction does not have the effect of eliminating the term of a Board member. The Board is divided into three classes (designated Class I, Class II and Class III, respectively) each having staggered three-year terms. Carriage's Certificate of Incorporation provides that such classes shall be as nearly equal in number as possible.

    The term of office of the Class II directors expires at the 2001 Annual Meeting. You will asked in Proposal No. 2 to vote on the nominees for Class II directors. The term of the Class I directors expires at the annual meeting of stockholders in 2003, and the term of the Class III directors expires at the annual meeting of stockholders in 2002. The current Board consists of one Class I director, two Class II directors, and three Class III directors.

PROPOSAL

    We recommend that the stockholders approve a reclassification of one of the Class III directors to become a Class I director to create a balanced Board where each class of directors has an equal number of directors. We recommend that Mark F. Wilson, currently a Class III director, be reclassified as a Class I director. Mr. Wilson's current term as a director is set to expire at the 2002 Annual Meeting of Carriage's stockholders. Therefore, the effect of approving this Proposal No. 1 will be to extend Mr. Wilson's term as a director of Carriage by one year. The Board believes that the reclassification of Mr. Wilson is in the best interest of Carriage.

    WE RECOMMEND THAT YOU VOTE "FOR" PROPOSAL NO. 1 TO RECLASSIFY MR. WILSON AS A CLASS I DIRECTOR. THE INDIVIDUALS NAMED AS PROXIES WILL VOTE THE ENCLOSED PROXY "FOR" PROPOSAL NO. 1 UNLESS YOU DIRECT THEM TO VOTE AGAINST THE PROPOSAL OR TO ABSTAIN.

                                 PROPOSAL NO. 2
                             ELECTION OF DIRECTORS

    As mentioned above, Carriage currently has six directors on its Board that each serve staggered three-year terms. At the Meeting, you and the other stockholders will elect two individuals to serve as Class II directors for a new three-year term expiring at the 2004 annual meeting and until their successors are duly elected and qualified. Greg M. Brudnicki and Vincent D. Foster, the two Class II directors whose terms are expiring at the Meeting, have been nominated by the Board of Directors for re-election at the Meeting to serve for a new three-year term. Proxies may be voted for two directors. Biography descriptions for Mr. Brudnicki and Mr. Foster are set forth below.

    WE RECOMMEND THAT YOU VOTE "FOR" THE ELECTION OF EACH NOMINEE LISTED IN PROPOSAL NO. 2 AS A CLASS II DIRECTOR. THE INDIVIDUALS NAMED AS PROXIES WILL VOTE THE ENCLOSED PROXY "FOR" THE ELECTION OF ALL NOMINEES UNLESS YOU DIRECT THEM TO WITHHOLD YOUR VOTES FOR ONE OR MORE OF THE NOMINEES.

    You may not cumulate your votes in the election of directors. The two nominees receiving the highest number of affirmative votes will be elected to the Board. You may withhold authority to vote for any or all nominees for directors. If any nominee becomes unable to serve as a director before the Meeting (or decides not to serve), the individuals named as proxies will vote FOR the remainder of the nominees and for such other nominees as we may designate as a replacement or substitute for those who become unavailable.

    The following table sets forth the names, ages and titles of the persons who have been nominated for election as Class II directors and our other current directors (after reclassifying Mr. Wilson in accordance with Proposal No. 1) and executive officers.

NAME                                          AGE                        TITLE
----                                        --------                     -----
NOMINEES FOR CLASS II DIRECTORS
(TERM EXPIRING AT 2004 ANNUAL MEETING)
Greg M. Brudnicki                                 45   Senior Vice President of Cemetery
                                                       Operations and Director
Vincent D. Foster(2)(3)(4)                        44   Director

CONTINUING CLASS III DIRECTORS
(TERM EXPIRING AT 2002 ANNUAL MEETING)
Stuart W. Stedman(2)(3)(4)                        43   Director
Ronald A. Erickson(3)(4)                          64   Director

NAME                                          AGE                        TITLE
----                                        --------                     -----
CONTINUING CLASS I DIRECTORS
(TERM EXPIRING AT 2003 ANNUAL MEETING)
Melvin C. Payne(1)                                58   Chairman of the Board, Chief Executive
                                                       Officer, President and Director
Mark F. Wilson(5)                                 54   Senior Vice President of Cemetery
                                                       Operations and Director

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Thomas C. Livengood                               45   Executive Vice President, Chief Financial
                                                       Officer and Secretary
Jay D. Dodds                                      40   Senior Vice President of Funeral
                                                       Operations

------------------------

(1) Member of Executive Committee

(2) Member of Compensation Committee

(3) Member of Audit Committee

(4) Member of Nominating Committee

(5) Assumes approval of Mr. Wilson's reclassification as a Class I Director. See Proposal No. 1.

    Set forth below is a brief description of the business experience of the directors and executive officers of our company.

DIRECTORS (LISTED IN SAME ORDER AS TABLE SET FORTH ABOVE)

    GREG M. BRUDNICKI became a director of Carriage in November 1997 when Forest Lawn/Evergreen Management Corp. merged with a subsidiary of Carriage. Forest Lawn and its affiliate owned and operated three funeral homes and three cemeteries in Panama City and Fort Walton Beach, Florida and Dothan, Alabama. Mr. Brudnicki served as the President and Chief Executive Officer of Forest Lawn until the merger, when he became the Co-Manager of the Forest Lawn cemeteries and funeral homes operated by Carriage. In connection with the merger, Carriage agreed to increase the Board of Directors by one member and appoint
Mr. Brudnicki to fill the resulting vacancy. Mr. Brudnicki serves as a trustee for Bay Medical Center, a non-profit hospital in Panama City, Florida; director of Peoples 1st Community Bank; and member of the Florida Board of Funeral and Cemetery Services.

    VINCENT D. FOSTER became a director of Carriage in November 1999.
Mr. Foster has served as Senior Managing Director of Main Street Equity Ventures (and its predecessor firm), a venture capital firm, since 1997. From 1988 through 1997, Mr. Foster was a partner of Andersen Worldwide and Arthur Andersen LLP ("Arthur Andersen"). Mr. Foster was the Director of the Corporate Finance and Mergers and Acquisitions practice of Arthur Andersen for the southwestern U.S., specializing in providing merger and acquisition and corporate finance advisory services to clients. Mr. Foster is also a director of U.S. Concrete, Inc., Quanta Services, Inc., Fabrication Technologies Corp., and National Alarm Technologies. Mr. Foster holds a J.D. degree and is a Certified Public Accountant.

    STUART W. STEDMAN has been a director of Carriage since it went public in August 1996. For the past 15 years, Mr. Stedman has been President of Wesley West Interests, Inc., a management company responsible for various family holdings, including marketable securities, oil, gas and coal properties, ranch lands and urban real estate. Mr. Stedman also serves as a Manager of Strand Energy, L.L.C., a private exploration and production company.

    RONALD A. ERICKSON has been a director of Carriage since it went public in August 1996. Mr. Erickson is Chief Executive Officer of Holiday Companies, Minneapolis, Minnesota, a family business consisting primarily of convenience stores, supermarkets, sporting goods stores and wholesale food distribution. Mr. Erickson is also a director of Andersen Corporation, a privately held manufacturer of windows and patio doors; and Kinnard Investments, Inc., a publicly traded corporation engaged in investment banking and related financial services.

    MELVIN C. PAYNE, a management founder of Carriage, has been Chairman of the Board and Chief Executive Officer since December 1996. Prior to then, he had been the President, Chief Executive Officer and a director of Carriage since its inception in 1991. Mr. Payne assumed the additional duties as President upon Mr. Duffey's resignation in December 2000. Mr. Payne serves on the Board of Directors of Sovereign Business Forms, Inc., a private company in the business forms manufacturing industry.

    MARK F. WILSON became a director of Carriage in January 1997 when CNM merged with Carriage. Mr. Wilson served as the President of CNM from 1988 until its merger with Carriage in January 1997, when he became the President of Carriage Funeral Services of California, Inc., a subsidiary of Carriage. CNM owned and operated nine Wilson & Kratzer Funeral Homes and the Rolling Hills Memorial Park Cemetery in Alameda and Contra Costa Counties, California. In connection with the CNM merger, Carriage agreed to increase the Board of Directors to eight members and appoint Mr. Wilson as a director. Mr. Wilson also serves on the Board of Directors of Mechanics Bank, Richmond, California.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    THOMAS C. LIVENGOOD has been Executive Vice President, Chief Financial Officer and Secretary of Carriage since December 1996. Mr. Livengood, a certified public accountant, has responsibility for the financial and administrative functions of Carriage. Prior to joining Carriage, he served as Vice President and Chief Financial Officer of Tenneco Energy, previously the largest division of Tenneco Inc., a Fortune 100 company, prior to the divestiture of its diversified businesses. Prior to joining Tenneco Energy in 1988, Mr. Livengood served in various financial management capacities with USX Corp., Texas Oil & Gas Corp. and KPMG Peat Marwick, an international CPA firm.

    JAY D. DODDS has been the Senior Vice President of Funeral Operations for Carriage since October 2000. Mr. Dodds joined Carriage in 1994 as an operations Vice President. He has over 19 years of professional funeral home and cemetery experience. Prior to joining Carriage, he was affiliated with Stewart Enterprises in their Southwest region operating funeral homes and cemeteries for 13 years, most recently serving as Senior Vice President. Mr. Dodds has served on the education committee of the Texas Funeral Directors Association, and is a member of the National Funeral Directors Association.

ORGANIZATION AND COMMITTEES OF THE BOARD

    During 2000, Carriage's Board met seven times and acted by unanimous written consent six times. Each of the directors attended all of the meetings of the Board. The functions of the Executive, Audit, Compensation and Nominating Committees of the Board, and the number of meetings held during 2000, are described below.

    The primary function of the Executive Committee is to exercise many of the powers of the Board in between regular Board meetings, including the authorization of contracts, leases and loan documents. The Executive Committee did not meet in 2000 and did not take any action by unanimous written consent. For most of 2000, Melvin C. Payne, Mark W. Duffey, and C. Byron Snyder were the members of the Executive Committee. On December 19, 2000, Mr. Snyder resigned from the Board and the Executive Committee, which was reduced by the Board to two members. On December 31, 2000, Mr. Duffey resigned from the Board and the Executive Committee, which was then reduced by the Board to one member. At the same time, the Board suspended all actions of the Executive Committee until additional members of the Executive Committee are appointed by the Board.

    The Compensation Committee reviews and makes recommendations to the Board concerning the compensation of Carriage's officers and employees, including stock option plans, incentive compensation programs and benefit plans. The Compensation Committee also administers, and makes grants of stock options under, Carriage's stock option plans. The Compensation Committee held one meeting and acted by unanimous consent twice. During 2000, C. Byron Snyder and Vincent D. Foster were the members of the Compensation Committee, and each member attended the meeting and executed the written consents. Mr. Foster currently is Chairman of the Committee. As discussed above, on December 19, 2000, Mr. Snyder resigned from the Board and the Compensation Committee, and Stuart W. Stedman was appointed by the Board to take his place. See the report of the Compensation Committee on page 16 of this Proxy Statement.

    The Audit Committee recommends to the Board the appointment of Carriage's independent auditors, and reviews the plan, scope and results of the audit with the auditors and Carriage's officers. The Audit Committee also reviews with the auditors the principal accounting policies and internal accounting controls of Carriage. The members of the Audit Committee are Stuart W. Stedman, Ronald A. Erickson and Vincent D. Foster. Mr. Foster is currently Chairman of the Committee. The Audit Committee met six times during 2000, and each member of the Audit Committee was present at the meetings. See the report of the Audit Committee on page 21 of this Proxy Statement.

    Carriage's Board has adopted a written charter, which is attached to this Proxy Statement as Appendix A, to be the governing instrument for the Audit Committee. The New York Stock Exchange, upon which our Class A Common Stock is traded, requires that each of its listed companies maintain an independent audit committee. None of the members of our Audit Committee has a relationship with Carriage that may interfere with the exercise of his independence from management or Carriage. No member of our Audit Committee is or has been in the last three years an employee of Carriage or in a business relationship with Carriage. Also, no immediate family member related to a member of our Audit Committee is an executive officer of Carriage or any of its affiliates.

    In addition to the independence standard, the New York Stock Exchange requires that each member of the Audit Committee be financially literate and at least one member must have accounting or related financial management expertise. Each member of our Audit Committee is financially literate, and Mr. Foster is a certified public accountant with over 20 years of public accounting experience. Currently, Mr. Foster is a managing director of a merchant banking firm for which he reviews and analyzes financial statements as part of his daily functions.

    The Nominating Committee reviews the structure of the full Board and makes recommendations regarding the size of the Board and the number and classification of directors. The Nominating Committee also conducts a search for suitable and qualified candidates to serve as directors when the terms of office are up for election at each year's annual meeting of stockholders, and submits the names of candidates for such positions for consideration by the Board. The Nominating Committee was constituted in December 2000 and includes Stuart W. Stedman, Chairman, Vincent D. Foster and Ronald A. Erickson. The Nominating Committee did not meet in 2000, but did act by unanimous written consent in February 2001 to submit the names of Messrs. Brudnicki and Foster for election as Class II Directors.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires Carriage's directors and executive officers, and persons who own more than 10% of a registered class of Carriage's equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Class A Common Stock and other equity securities of Carriage. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish Carriage with copies of all Section 16(a) forms they file.

    Based solely on a review of the copies of such reports furnished to Carriage or written representations that no other reports were required, Carriage believes that all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with during 2000, except the following: Vince Foster and Jay Dodds filed respective Forms 3 late; Mark Wilson filed a Form 4 late; and Robert Larrabee, Byron Snyder, Barry Fingerhut, and Russell Allen filed respective Forms 5 late.

                              CERTAIN TRANSACTIONS

    In connection with our acquisition in January 1997 of certain funeral homes and cemeteries in California which were controlled by Mark F. Wilson and others, Mr. Wilson and the subsidiary entered into a five-year non-competition agreement providing for, among other things, the payment to Mr. Wilson of $170,000 per year. In December 2000, Carriage released Mr. Wilson from his obligations under that agreement, although we remain obligated to continue to make the payments thereunder. In the January 1997 transaction, we entered into an employment contract with Mr. Wilson, which was superseded by a new five-year employment agreement we signed on January 1, 2001 incident to Mr. Wilson assuming his corporate-level duties as Senior Vice President of Cemetery Operations, at a base salary of $150,000 per year.

    In connection with our acquisition in November 1997 of certain funeral homes and cemeteries in Florida, which were controlled by Greg M. Brudnicki and another person, Mr. Brudnicki and one of our subsidiaries entered into an employment agreement, which was superseded by a new five-year employment agreement we signed on January 1, 2001 incident to Mr. Brudnicki becoming Senior Vice President of Cemetery Operations. His annual base salary is $150,000.

    In connection with the above-described and another funeral home acquisition closed in November 1997, we agreed to make certain contingent purchase price payments to Mr. Brudnicki and the other former owners of those firms if two identified funeral homes achieved cash flow above certain targets. In one case, the payment was to be based upon cash flow for the three years ending
December 31, 2000 and would be payable by March 31, 2001, and in the other the payment was to be based upon cash flow for the two years ending December 31, 2001, with payment due by March 31, 2002. In February 2000, we agreed to amend the relevant agreements, in effect accelerating 50% of the payments based upon actual results for the two years ended December 31, 1999, while the other 50% in each case would remain payable as originally scheduled. With these amendments, Mr. Brudnicki's share in March 2000 totaled approximately $483,500. In
March 2001, we completed the last payment for one of the locations, and Mr. Brudnicki's share was approximately $48,000.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE.

    The following table sets forth information regarding the compensation for the years ended December 31, 2000, 1999 and 1998, with respect to the Chief Executive Officer and the four other most highly compensated executive officers of Carriage whose total annual salary and bonus during 2000 exceeded $100,000 (collectively, the "Named Executive Officers"). Additionally, the following table sets forth two former officers who departed during 2000 and whose total annual salary and bonus during 2000 would have made them eligible for inclusion on the summary. The two departed officers are Mark W. Duffey, the former President of Carriage, who resigned from office on December 31, 2000, and Russell W. Allen, the former Executive Vice President of Operations of Carriage, who resigned on November 3, 2000.

                                                                                                          LONG TERM
                                                                                                        COMPENSATION
                                                     ANNUAL COMPENSATION                                   AWARDS
                                     ---------------------------------------------------                -------------
                                                                             OTHER         RESTRICTED    SECURITIES     ALL OTHER
NAME AND                                                                     ANNUAL          STOCK       UNDERLYING      COMPEN-
PRINCIPAL POSITION                     YEAR      SALARY      BONUS      COMPENSATION(1)      AWARDS        OPTIONS      SATION(2)
------------------                   --------   --------   ----------   ----------------   ----------   -------------   ---------
Melvin C. Payne ...................    2000     $364,615   $   75,000                       $112,500(8)    300,000(6)   $  2,574
  Chairman of the Board, Chief         1999     $271,154   $1,800,000(3)                                   150,000(4)   $  2,464
  Executive Officer and President      1998     $233,654   $       --                                       32,000(5)   $  1,038

Thomas C. Livengood ...............    2000     $203,442   $   41,000                       $ 61,500(9)    150,000(6)   $  2,543
  Executive Vice President,            1999     $188,847   $  200,000                                       80,000(4)   $  2,361
  CFO and Secretary                    1998     $181,737   $       --                                       21,000(5)   $  2,272

Jay D. Dodds ......................    2000     $155,769   $   20,000                       $ 30,000(10)     76,212(7)  $  1,944
  Senior Vice President--              1999     $129,231   $   80,000                                       20,000(5)   $  7,691
  Funeral Operations                   1998     $104,615   $       --                                                   $  7,293

Gregory M. Brudnicki ..............    2000     $100,201   $   25,454                       $ 21,000(11)     50,000(6)  $  1,313
  Senior Vice President--              1999     $ 78,068   $   36,183                                        6,000(4)   $  1,428
  Cemetery Operations                  1998     $ 80,800   $    6,875                                        7,000(12)  $    748

Mark F. Wilson ....................    2000     $150,000   $  164,000(13)                   $ 21,000(11)     50,000(6)  $  1,875
  Senior Vice President--              1999     $150,000   $       --                                        6,000(4)   $  1,786
  Cemetery Operations                  1998     $155,769   $       --                                        7,500(12)  $  1,442

         DEPARTED OFFICERS

Mark W. Duffey ....................    2000     $225,000   $       --                                       50,000(6)   $     --
  Former President                     1999     $221,923   $  200,000                                      100,000(4)   $  1,368
                                       1998     $192,115   $       --                                       26,000(5)   $  2,401

Russell W. Allen ..................    2000     $180,000   $       --                                           --      $  1,350
  Former Executive Vice                1999     $178,846   $   80,000                                       40,000(4)
  President of Operations              1998     $169,038   $       --                                       17,000(5)

------------------------------

 (1) Excludes perquisites and other personal benefits unless the aggregate amount of such compensation exceeded the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the Named Executive Officer.

 (2) Each of the amounts in this column reflect contributions by Carriage to its 401(k) Plan for the executive's benefit.

 (3) Of this amount, $725,00 was applied in November 1999 against a note due from Mr. Payne, $60 was applied in March 2000 against a note due from Mr. Payne and $475,000 was paid in March 2001.

 (4) All of these options were granted in March 1999 to provide incentives to management; but later, on September 30, 1999, all of the options were voluntarily cancelled.

 (5) All of these options were granted in March 1999 for 1998 performance; but on September 30, 1999, all of the options were voluntarily cancelled.

 (6) All of these options were granted in December 2000.

 (7) 50,000 shares of the options were granted in December 2000; and 26,212 shares were granted in June 2000.

 (8) 94,737 shares of Class A Common Stock @ 1.1875 per share on 12/22/2000.

 (9) 51,789 shares of Class A Common Stock @ 1.1875 per share on 12/22/2000.

 (10) 25,263 shares of Class A Common Stock @ 1.1875 per share on 12/22/2000.

 (11) 17,684 shares of Class A Common Stock @ 1.1875 per share on 12/22/2000.

 (12) Included 6,000 shares of options were granted for his service as a Director. All of those options were subsequently cancelled on September 30, 1999.

 (13) Includes a $150,000 finder's fee for an acquisition we completed in 1999.

STOCK OPTION GRANTS IN 2000

    We have four stock option plans:

       - the 1995 Stock Incentive Plan (the "1995 Plan");

       - the 1996 Stock Option Plan (the "1996 Plan");

       - the 1996 Directors' Stock Option Plan (the "Directors' Plan"); and

       - the 1998 Stock Option Plan for Consultants (the "Consultants Plan").

    A total of 1,450,000 shares of Class A and B Common Stock are reserved for issuance under the 1995 Plan. Options issued under the 1995 Plan prior to our initial public offering in August 1996 are satisfied with shares of Class B Common Stock, but options issued after that date are satisfied with shares of Class A Common Stock. 1,300,000 shares of Class A Common Stock are reserved for issuance under the 1996 Plan. 350,000 shares of Class A Common Stock are reserved for issuance under the Directors' Plan. 100,000 shares of Class A Common Stock are reserved for issuance under the Consultants Plan. Options issued under the 1995 Plan and the 1996 Plan may be either "Incentive Stock Options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options. Options issued under the Directors' Plan and Consultants Plan are non-qualified stock options.

    The following table sets forth information on the grants of options to acquire shares of Class A Common Stock made during the year ended December 31, 2000, to the Named Executive Officers:

                                                                                                           POTENTIAL
                                                            OPTION GRANTS IN LAST YEAR                 REALIZABLE VALUE
                                               ----------------------------------------------------           AT
                                                                INDIVIDUAL GRANTS                       ASSUMED ANNUAL
                                               ----------------------------------------------------     RATES OF STOCK
                                               NUMBER OF     % OF TOTAL                                      PRICE
                                               SECURITIES     OPTIONS                                    APPRECIATION
                                               UNDERLYING    GRANTED TO    EXERCISE OR                  FOR OPTION TERM
                                                OPTIONS     EMPLOYEES IN   BASE PRICE    EXPIRATION   -------------------
                                                GRANTED         2000         ($/SH)         DATE         5%        10%
                                               ----------   ------------   -----------   ----------   --------   --------
Melvin C. Payne..............................   300,000         18.5%         1.5625      12/22/10    580,294    924,021
Thomas C. Livengood..........................   150,000          9.3%         1.5625      12/22/10    290,147    462,010
Jay D. Dodds.................................    50,000          3.1%         1.1875      12/22/10     96,716    154,003
Jay D. Dodds.................................    26,212          1.6%         2.8750      06/09/10    122,753    195,464
Gregory M. Brudnicki.........................    50,000          3.1%         1.5625      12/22/10     96,716    154,003
Mark F. Wilson...............................    50,000          3.1%         1.5625      12/22/10     96,716    154,003
Mark W. Duffey...............................    50,000          3.1%         2.8750      12/29/10    122,167    194,531
Russell W. Allen.............................        --           --              --            --        -0-        -0-

2000 OPTION EXERCISES AND YEAR-END OPTION HOLDINGS

    No Named Executive Officer has ever exercised any options granted to him under any of our option plans, whether in 2000 or before.

    The following table provides the values of the Named Executive Officers' unexercised options at December 31, 2000.

                                                                                  VALUE OF UNEXERCISED
                                                    NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                                     OPTIONS AT YEAR END               AT YEAR END
                                                 ---------------------------   ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------   -----------   -------------
Melvin C. Payne................................    150,000        150,000            --             --
Thomas C. Livengood............................     75,000         75,000            --             --
Jay D. Dodds...................................     42,474         33,738        $7,813         $7,813
Gregory M. Brudnicki...........................     25,000         25,000            --             --
Mark F. Wilson.................................     25,000         25,000            --             --
Mark W. Duffey.................................         --         50,000            --             --
Russell W. Allen...............................         --             --            --             --

SEPARATION AGREEMENTS WITH DEPARTED OFFICERS

    On December 31, 2000, Mark W. Duffey, Carriage's former president, resigned from Carriage's Board and from his positions as an officer and employee of Carriage. In connection with this resignation, Carriage and Mr. Duffey entered into a Separation Agreement and Release effective as of December 31, 2000, to supersede and extinguish the rights Mr. Duffey held under his employment agreement with Carriage dated November 8, 1999.

    In connection with the Separation Agreement, Mr. Duffey also executed a Consulting Agreement with Carriage effective as of January 1, 2001, and an Exclusive Development Agreement with Carriage effective as of January 1, 2001, for the purpose of evaluating and developing an e-commerce strategy.

    Pursuant to the Separation Agreement, Mr. Duffey is to receive $783,500 in severance installments payable through December 2003. If Mr. Duffey acquires and sells any portion of his interest in the e-commerce business, Mr. Duffey's severance installments will be reduced by the portion of the net proceeds that he receives in the transaction. In addition, Carriage has agreed to assure that Mr. Duffey will maintain a level of compensation equal to $150,000 per year from January 1, 2001 through December 31, 2003, so that if Mr. Duffey's earned income during any of those years (excluding the consulting fees paid by Carriage as described below) falls below that level, Carriage will make up the difference. Further, Carriage has granted Mr. Duffey an option to purchase 50,000 shares of Carriage's Class A Common Stock at an exercise price of $2 7/8 per share over a ten-year period. This option will vest over the first four years at a rate of 25% per year.

    Because of Mr. Duffey's experience and knowledge of Carriage's business, Carriage has entered into a Consulting Agreement pursuant to which Mr. Duffey will provide consulting services to help evaluate and develop an e-commerce strategy and as otherwise mutually identified by Carriage and Mr. Duffey. Carriage will compensate Mr. Duffey at a rate of $1,000 per month until June 2001 and at a rate of $250 per month until December 2004. Under this agreement, Mr. Duffey has agreed that he will not directly or indirectly compete with Carriage through December 2004.

    Carriage entered into the Exclusive Development Agreement with Mr. Duffey to provide for the continued evaluation and development of an e-commerce strategy. Mr. Duffey has been granted the exclusive right until December 31, 2001, to raise capital for Carriage to pursue an e-commerce strategy, and if the capital is raised, both Carriage and Mr. Duffey will retain a percentage ownership in the entity along with any new investors. If Carriage or any new entity established to develop the e-commerce business receives a cash infusion equal to at least $10,000,000, Mr. Duffey will receive an additional option to purchase up to 50,000 fully vested shares of Carriage's Class A Common Stock with an exercise price equal to the closing price of the Class A Common Stock on the date of the grant.

    In November 2000, Russell W. Allen, Carriage's former vice president of operations, resigned from his position as an executive officer. In connection with this resignation, Carriage and Mr. Allen entered into a Separation Agreement and Release effective as of December 31, 2000, to supersede and extinguish the rights Mr. Allen held under his employment agreement with Carriage dated November 8, 1999. Pursuant to the Separation Agreement, Carriage paid to Mr. Allen $60,000 as severance for his employment

    Mr. Allen also executed a Stock Purchase Agreement with Carriage dated December 18, 2000, for the purchase by Carriage of certain shares of Carriage's Class A Common Stock held by Mr. Allen. Pursuant to the Stock Purchase Agreement, Carriage purchased from Mr. Allen 46,392 shares of Carriage's
Class A Common Stock at a price equal to $1.50 per share. The shares previously were pledged to Carriage to secure a loan to Mr. Allen dated March 31, 2000, in the original principal amount of $1,068,417. Therefore, Mr. Allen's loan obligation owing to Carriage was reduced by

$69,588. Subsequently, in February 2001, Carriage agreed to terminate the balance of his loan owing to Carriage, and to hold him harmless for any unanticipated taxes related thereto.

COMPENSATION OF DIRECTORS

    Prior to 2000, it was our practice to compensate directors who are not executive officers of Carriage, but who may be employees ("eligible directors"), by issuing them options under the Directors' Plan in lieu of cash compensation. The Directors' Plan had provided that eligible directors received automatic grants of operations upon becoming a director and thereafter at each annual meeting of stockholders. Various eligible directors had accumulated options since we went public in August 1996, until October 1999 when all of these options were voluntarily cancelled. Mr. Foster received an automatic grant for 15,000 shares when he became a director the following month.

    We changed this philosophy in two significant respects in 2000. First, the Board adopted and the stockholders at last year's annual meeting approved an amendment to the Directors' Plan which removed the automatic grant features and instead conferred upon the full Board the discretion as to when to grant options and on what terms they may be granted. With this amendment, each grant must be approved by (1) at least two-thirds of all members of the entire Board, and
(2) a majority of all members of the Board who are not eligible to receive options under the Directors's Plan. In addition, shares issued upon exercise of options granted under the Directors' Plan may not, without Board approval, be sold or disposed of within six months following the date of grant.

    There are an aggregate of 350,000 shares of Class A Common Stock reserved for issuance under the Directors' Plan. In December 2000, Carriage granted to each of Messrs. Snyder, Stedman, Erickson and Foster an option to purchase up to 50,000 shares of our Class A Common Stock at an exercise price of $1.5625 per share. At present, Messrs. Stedman, Erickson and Foster remain as eligible directors for possible future grants under the Directors Plan.

    Second, we also began paying a retainer to our outside directors. Under our new policy adopted last year, each outside director receives an annual retainer of $20,000, payable quarterly, plus $1,000 per meeting attended in person, including meetings of committees as well as of the full Board. However, no additional compensation is payable for attending meetings by telephone or for attendance at committee meetings held on the same day as full Board meetings. Each such director can elect to receive such compensation in cash or in shares of our Class A Common Stock, based upon the fair market value thereof at the time such compensation is earned, calculated in a manner consistent with the Directors' Plan. In order to be eligible to receive this compensation, however, directors may not be officers or employees of Carriage or any subsidiary (unlike the Directors' Plan, where directors who are employees but not parent company executive officers are eligible to participate). In 2000, payments of $19,000 were made to each of Messrs. Snyder, Erickson, Stedman and Foster. At present, directors Foster, Erickson and Stedman are eligible to receive this compensation.

EMPLOYMENT AGREEMENTS

    Effective November 8, 1999, we entered into separate employment agreements with Melvin C. Payne and Thomas C. Livengood. The employment agreement with
Mr. Payne has an initial term of approximately five years with an evergreen two-year extension continuing after the first three years of the employment agreements unless either Carriage or the executive gives 90 days notice of termination. The employment agreement with Mr. Livengood is for an initial term of approximately five years. Pursuant to these agreements, Messrs. Payne and Livengood are entitled to receive salaries of not less than $275,000 and $190,000, respectively, and a bonus to be determined on an annual basis by the Board of Directors. In February 2000, the Board increased the base salaries for Messrs. Payne and Livengood to $375,000 and $205,000, respectively. If the executive is terminated without cause during the term of the agreement, the executive will receive a monthly severance payment until the end of the term had the executive not been terminated plus a proportionate amount of the bonus earned for the year of termination. Such monthly severance payment would be equal to the average monthly amount (including salary and bonus) earned by the executive during the three calendar years prior to his termination. During the period that the executive receives the monthly severance payments, the executive also would be entitled to participate in any employee benefit plans or programs in which the executive was participating at the time of his termination. In addition, each agreement contains a covenant prohibiting the executive from competing with Carriage during the period the executive is receiving compensation under his agreement, provided, however, that following termination of employment, the executive may elect to forego certain severance payments which he would be entitled to under the employment agreement and thereafter would not be prohibited from competing with us. In addition, the agreements contain customary benefits and perquisites.

    Mr. Livengood's agreement additionally provides that he will be entitled to a special compensation bonus in the amount of $200,000, payable in December 2002, provided that he remains in the continuous full-time employ through that time.

    Effective as of January 1, 2001, Carriage entered into separate employment agreements with Mark F. Wilson and Greg M. Brudnicki for a term ending on December 31, 2003. Pursuant to the employment agreements, Messrs. Wilson and Brudnicki will hold the office and perform the duties of Senior Vice President of Cemetery Operations with Mr. Wilson being responsible for the Carriage's cemetery operations in the western region of the United States and Mr. Brudnicki being responsible for Carriage's cemetery operations in the eastern region of the United States. The employment agreements provide for annual salaries equal to $150,000 and for benefits including, but not limited to, eligibility for a year-end bonus based on performance, eligibility for stock option grants, and other benefits generally available to employees.

    The employment agreements terminate with no further obligation of Carriage for additional payments upon the death or disability of the employee or his termination from employment for cause. If the employee is terminated without cause, Carriage is obligated to continue to pay employee his salary and provide benefits for the remainder of the term of the employment agreement.
Messrs. Wilson and Brudnicki have agreed that for a two-year period following the termination of the employment agreements, neither of them will compete with Carriage or will induce any employees of Carriage to leave Carriage.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee") is responsible for recommending compensation arrangements for senior management, making recommendations with respect to employee benefit plans, making stock option grants under the 1995 Plan and the 1996 Plan and administering the 1997 Employee Stock Purchase Plan. Neither member of the Committee is an employee of Carriage or any of its subsidiaries.

    The Committee seeks to improve our performance and maximize stockholder value through, among other things, establishing appropriate executive compensation levels and incentives. The Committee believes that compensation levels should be tied to performance on both an individual and corporate level so that management will be properly motivated to achieve Carriage's annual and long term performance goals and to maximize stockholder value. Our executive compensation policies are designed to:

    - Allow us to attract and retain qualified executives with the leadership and other skills needed by Carriage at this stage in its development;

    - Provide strong incentives to achieve our annual and long term performance goals, with rewards for both individual and corporate performance; and

    - Solidly align the interests of management with those of the stockholders.

    The Committee seeks to achieve these policy goals through base salary and an annual incentive and performance based compensation structure that, from year to year, may consist of cash bonuses, stock options, stock bonus grants, or any combination thereof. Historically, the Committee's philosophy since Carriage became public had been to maintain relatively modest levels of cash compensation and emphasize stock options in order to further align the interests of management with those of the stockholders. In 1999, as the industry climate changed, Carriage's focus began to shift away from external growth through acquisitions and more toward promoting internal growth, improving operations and increasing cash flow. Toward the end of 1999 and throughout 2000, the Committee determined that executive compensation should more accurately reflect this change in focus. Base salaries and other components of compensation were reviewed in early 2000 and appropriate adjustments made at that time. At the end of the year, the Compensation Committee again examined executive compensation and recommended a combination of bonuses consisting of stock and cash awards as described below, with some stock option grants, but no increases in base salary for the senior executive management, as further described below.

BASE SALARIES

    The base salaries for each of our executive officers are determined on an individual basis, taking into account such considerations as the duties and levels of responsibility of the individual and compensation levels set by other companies within the industry, as well as other companies in the service sector of comparable revenue size. The Committee believes that maintaining a reasonable base salary structure is necessary to attract and retain talented executives.

    The year 2000 saw a significant transition in our senior management team. Three of the five individuals who were identified as Named Executive Officers in the 2000 Proxy Statement left Carriage in the fourth quarter to pursue opportunities elsewhere. This was consistent with implementation of our previously announced Project Fresh Start. Responsibility over our national funeral preneed program has been transferred to our local managers and our national cemetery marketing program has been significantly restructured, and so the position of Senior Vice President of Marketing was eliminated. Jay Dodds, who had previously held key positions in our operations group, has assumed operational responsibility for funeral operations, and Mark Wilson and Greg Brudnicki share operational responsibility for cemetery operations, and so we now have no Executive Vice President of Operations. The office of President has been consolidated with Chairman of the Board and Chief Executive Officer. This philosophy toward a leaner management structure was carried forward throughout the corporate organization as part of our Fresh Start initiatives.

    In February 2000, the Committee recommended, and the Board approved, increases in the base salaries for Messrs. Payne and Livengood. Although the Committee recognizes the operational efficiencies and anticipated financial savings associated with the leaner approach taken through Fresh Start, the Committee has elected not to recommend any further base salary increase for Mr. Payne, subject to further review as the year progresses. Mr. Livengood's base salary was increased to its current level of $225,000 in December 2000. Messrs. Dodds and Brudnicki received base salary increases to $180,000 and $150,000 respectively upon their elevations to their present offices, and no further increases are anticipated subject to review at the end of 2001.

BONUSES FOR NAMED EXECUTIVE OFFICERS FOR 2000

    The Committee, in consultation with management, reviews the performance of Carriage's executive officers in the context of our overall performance, on an annual basis, in determining whether and to what extent we should award annual bonuses. This review process was historically conducted following Carriage's release of its year-end financial information, with the intent of awarding bonuses in February or March of that year. From 1997 through 1999, no cash bonuses were awarded, the Committee feeling that stock option awards reflected appropriate incentives for a growth-oriented organization.

    Beginning in 2000, the Committee adopted a more formal approach to considering the circumstances under which cash bonuses may be awarded. Cash bonuses were awarded in early 2000 as part of this review process to senior officers for 1999 performance, and at the same time, the Committee established for the senior management a set of specific goals to be achieved, with certain parameters under which these goals will be evaluated in relation to the appropriate range of cash bonuses for 2000 performance. By the fourth quarter 2000, Project Fresh Start significantly changed the landscape for the overall compensation picture, with three of the prior year's named executive officers departing. The Committee recommended, and the Board approved, bonuses to Messrs. Payne and Livengood which were felt to be within the guidelines, and bonuses to other members of the new senior management team as well. However, in lieu of all-cash bonuses, the Committee felt it appropriate, in order to help preserve Carriage's cash flow and to further incentivize management to enhance stockholder value, to allocate these bonuses between cash (40%) and grants of shares of our Class A Common Stock (60%). These shares were not registered under the Securities Act of 1933, as amended, or any state securities laws, in reliance upon certain exemptions from registration, meaning that the employees who received these shares must hold them for the periods called for under Rule 144 before selling into the open market (in addition to any other applicable restrictions).

STOCK OPTION GRANTS FOR NAMED EXECUTIVE OFFICERS FOR 2000

    Carriage has historically awarded stock options to its executive officers under the 1996 Plan and to its key employees under the 1995 Stock Incentive Plan. As part of the corporate office reorganization incident to Fresh Start, we have begun broadening the range of corporate-level staff participating in the 1996 Plan. The purpose of all of these stock options, regardless of which Plan they are issued under, is to provide the executive officers and key employees with an opportunity to build a meaningful equity ownership interest in Carriage. The Committee believes that management's ownership of a significant equity interest in Carriage firmly aligns the interests of the executive officers and key employees with those of Carriage's stockholders.

    There has never been any specific guideline or formula in the award of options to management. In 1996, the year Carriage went public, we issued to the senior management team options covering a total of 530,000 shares, but two-thirds of these vested based upon our stock price achieving $27.99 over 20 consecutive days. That nearly happened in January 1999, but with the steep declines throughout the death care industry market, there was little prospect of getting back to that level. Additional options had been issued and more were issued in 1999, but in September of that year, the senior management team voluntarily cancelled all outstanding options. Going into 2000, and indeed for most of the year, no senior officer held any options.

    In June 2000, management began a thorough evaluation of all field locations, which in addition to helping to position Carriage for its Fresh Start initiatives by stratifying properties and identifying strengths and weaknesses, offered an opportunity to extend options out to field locations where option grants were thought to provide incentives for superior performance. It was thought premature at the time, however, to examine option grants for senior management. By December, however, most of Fresh Start had been implemented, and the Committee felt the time was right to evaluate whether and to what extend options should be granted to the newly constituted senior management team. Consequently, on December 22, 2000, the Committee authorized, and the Board approved, the issuance of options under the 1996 Plan, as follows:

                                                                 NO. OF
NAME                                                          STOCK OPTIONS
----                                                          -------------
Melvin C. Payne.............................................     300,000
Thomas C. Livengood.........................................     150,000
Jay D. Dodds................................................      50,000
Mark F. Wilson..............................................      50,000
Greg M. Brudnicki...........................................      50,000

    At the time the options were issued, the market price was $1 3/16 per share, and that is the exercise price for Mr. Dodds. For the other four, however, the exercise price was set at a premium above the then-market level, at $1 9/16 per share. All of these options are 50% vested upon issuance, with the remaining portions vesting 25% per year over two years.

COMPENSATION POLICIES FOR THE CHIEF EXECUTIVE OFFICER

    Melvin C. Payne has served as our Chief Executive Officer since Carriage was founded in 1991. He assumed the additional title of Chairman of the Board in December 1996 when Mark Duffey became President. When Mr. Duffey left in December of last year, Mr. Payne took on the additional responsibilities as President.

    From 1996 through 1999, the Committee's approach to Mr. Payne's compensation was not highly structured. The general philosophy was to keep the salary relatively low and provide incentives through options while Carriage progressed through its growth phase. In early 2000, the Committee undertook a more systematic approach to compensation, among other things engaging an outside firm to examine the market for executive compensation at comparable companies. As part of that process, Mr. Payne's base salary was determined to be significantly below market, and so Mr. Payne's base salary was increased to its current level of $375,000 per year. The Committee did not recommend an increase in Mr. Payne's salary as part of the December 2000 review process, but it did authorize a bonus to him, in recognition of his efforts through Fresh Start and otherwise, totaling $187,500. Of this amount, 60% (or $112,500) was paid by the issuance of shares of Carriage's Class A Common Stock based upon the then-market price of $1 3/16 per share, and the balance of 40% was paid in cash (primarily so that Mr. Payne would have cash to pay income taxes on the bonus).

    From 1996 through 1999, Mr. Payne received several grants of options under the 1996 Plan totaling a cumulative 452,000 shares. All of these options were canceled on September 30, 1999, when the stock price was substantially below the average exercise price of these options, and Mr. Payne remained without options through most of 2000. In December 2000, the Committee authorized the grant of options for 300,000 shares. Although the price for Carriage's stock had declined by that point to $1 3/16 per share, the Committee (with Mr. Payne's concurrence) elected to issue these options with a strike price at a premium to market, or $1 9/16 per share.

    As Chief Executive Officer, Mr. Payne bears primary responsibility for Carriage's overall success. Project Fresh Start was conceived and supervised by Mr. Payne and the team he assembled for that purpose, as a proactive approach to the challenges which were foreseen to be coming for the death care industry in general and Carriage in particular. A key component of Fresh Start was achieving long-term liquidity and financial flexibility through appropriate modifications to Carriage's credit agreements with its bank and insurance company lenders. Under his leadership, these modifications were successfully completed in November 2000. The Committee recognized these achievements and the additional responsibilities assumed by Mr. Payne in December, but it also recognizes the challenges which remain for Carriage. We intend to stay closely attuned to these compensation issues as the results from Fresh Start initiatives begin to manifest themselves throughout 2001.

                                          Compensation Committee

                                          Vincent D. Foster, Chairman
                                          Stuart W. Stedman

                         COMPARATIVE STOCKHOLDER RETURN

    The following graph compares on a cumulative basis the percentage change during the period from Carriage's initial public offering on August 8, 1996, to December 31, 2000, in the total stockholder return on (i) our Class A Common Stock, (ii) the Standard & Poor's 500 Stock Price Index, and (iii) a peer group index of the two other publicly traded companies in the death care industry (Service Corporation International and Stewart Enterprises, Inc.). This graph assumes that the value of an investment in our Class A Common Stock and in each index was $100 on August 9, 1996, and that all dividends were reinvested. The returns for each company in the Peer Group are weighted according to its stock market capitalization at the beginning of each period for which a return is indicated.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Comparison of Stockholder return Among Carriage Services, Inc., the S&P 500 Index, and an Industry Peer Group

            CARRIAGE     S&P 500  PEER
          Services, Inc    Index  Group
08/09/96           $100     $100   $100
12/31/96           $136     $112   $100
12/31/97           $115     $146   $143
12/31/98           $172     $185   $149
12/31/99            $36     $221    $28
12/31/00             $9     $199     $8

                                                                    COMPARISON OF STOCKHOLDER RETURNS
                                                     ---------------------------------------------------------------
                                                     08/09/96   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
                                                     --------   --------   --------   --------   --------   --------
CARRIAGE SERVICES, INC.............................    $100       $136       $115       $172       $ 36       $  9

S&P 500 INDEX......................................    $100       $112       $146       $185       $221       $199

PEER GROUP.........................................    $100       $100       $143       $149       $ 28       $  8

    The above data is based upon the closing price of Carriage's Class A Common Stock on its first trading day, August 9, 1996, of $16.50 per share. The initial public offering price for the Class A Common Stock, as shown in Carriage's registration statement, was $13.50 per share. If the initial offering price of $13.50 were used, the stockholder returns in the table above would have been $166 at December 31, 1996, $141 at December 31, 1997, $211 at December 31, 1998,
$44 at December 31, 1999, and $12 at December 31, 2000.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    At December 31, 2000, the members of the Compensation Committee were Vincent
D. Foster and Stuart W. Stedman. During 2000, C. Byron Snyder also served as a member of Carriage's Compensation Committee until he resigned on December 19, 2000, at which time the Board appointed Mr. Stedman to take his place. No member of the Compensation Committee was an officer of Carriage at any time during 2000.

    During 2000, no executive officer of Carriage served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors; or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of Carriage.

                 AUDIT COMMITTEE REPORT ON FINANCIAL STATEMENTS

    As members of the audit committee of the Board of Directors, we are responsible for helping to ensure the reliability of Carriage's financial statements. In keeping with this goal, the Board of Directors has adopted a written charter (Appendix A) for the audit committee to follow.

REVIEW AND DISCUSSIONS

    The audit committee has reviewed and discussed Carriage's audited financial statements with management. It has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard Nos. 61 and 90. Additionally, the audit committee has received the written disclosures and the letter from the independent accountants at Arthur Andersen LLP, as required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountants their independence.

    In an effort to maintain the accountant's independence, the audit committee has considered whether Arthur Andersen LLP's rendering of non-audit services is compatible with maintaining its independence. We have concluded that the rendering of both types of services does not result in a conflict.

AUDIT FEES

    The fees billed to Carriage by Arthur Andersen LLP for the audit of Carriage's financial statements for the fiscal year ending December 31, 2000, totaled $194,082. These fees included the fees related to the firm's testing of the Fresh Start charges totaling $57,082, as well as the fees for the reviews of Carriage's interim unaudited financial statements included in its periodic reports filed with the Securities and Exchange Commission totaling $24,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    Arthur Andersen LLP did not perform any services for Carriage related to financial information systems design and implementation during the year ending December 31, 2000.

ALL OTHER FEES

    The fees billed by Arthur Andersen LLP for all other fees for the year ending December 31, 2000, totaled $407,057. Specifically, Carriage paid $51,382 for Federal and State income tax compliance and consulting fees, $132,833 for consulting fees related to a franchise tax minimization project and $222,842 in fees related to the implementation of the SEC's Staff Accounting Bulletin No. 101.

RECOMMENDATION TO INCLUDE AUDITED FINANCIAL STATEMENTS IN ANNUAL REPORT

    Based on the audit committee's discussions with management and the independent accountants, and its review of the representation of management and the report of the independent accountants to the audit committee, the audit committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, with the Securities and Exchange Commission.

                                          Audit Committee

                                          Vincent D. Foster, Chairman

                                          Stuart W. Stedman

                                          Ronald A. Erickson

                                 PROPOSAL NO. 3
          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    We have selected Arthur Andersen LLP as Carriage's independent public accountants for the year ending December 31, 2001, and have further directed that management submit the selection of the independent accountants for your ratification at the Meeting. Arthur Andersen LLP has audited Carriage's financial statements since 1992. Representatives of Arthur Andersen LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Arthur Andersen LLP as Carriage's independent public accountants is not required by our By-laws or otherwise. If Carriage's stockholders fail to ratify the selection, we will reconsider whether to retain that firm. Even if the selection is ratified, the Board, in its discretion may direct the appointment of a different independent accounting firm at any time during the year if we feel that such a change would be in the best interests of Carriage and its stockholders. The affirmative vote of the holders of a majority of the voting power of the shares of capital stock present or represented by proxy at the Meeting will be required to ratify the selection of Arthur Andersen LLP.

    WE RECOMMEND THAT YOU VOTE "FOR" THIS PROPOSAL NO. 3 TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP.

                                 OTHER BUSINESS

    Management does not intend to bring any other business before the Meeting and has not been informed that any other matters are to be presented at the meeting by others. If other matters properly come before the Meeting or any adjournment thereof, the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment.

                            SHAREHOLDER'S PROPOSALS

    Proposals of stockholders intended to be presented at the next annual meeting of stockholders, and otherwise eligible, must be received by the Secretary of Carriage (at the address indicated on the first page of this Proxy Statement) no later than December 1, 2001, in order to be included in Carriage's proxy material and form of proxy relating to that meeting.

                             ADDITIONAL INFORMATION

ANNUAL REPORT

    The Annual Report to Stockholders for the year ended December 31, 2000 is being mailed to all stockholders entitled to vote at the Meeting. The Annual Report to Stockholders does not form any part of the proxy soliciting materials. Copies of the Company's Annual Report on Form 10-K for the year ended
December 31, 2000, as filed with the Securities and Exchange Commission, are available without charge to stockholders upon request to Thomas C. Livengood, Executive Vice President and Secretary, Carriage Services, Inc., 1900 St. James Place, 4th Floor, Houston, Texas 77056.

NUMBER OF PROXY STATEMENTS AND ANNUAL REPORTS

    Only one copy of this Proxy Statement and the Annual Report accompanying this Proxy Statement will be mailed to stockholders who have the same address unless we receive a request that the stockholders with the same address are to receive separate Proxy Statements and Annual Reports. These additional copies will be supplied at no additional cost to the requesting stockholder.

    REGARDLESS OF THE NUMBER OF SHARES YOU OWN, IT IS IMPORTANT THAT THEY BE REPRESENTED AT THE MEETING, AND YOU ARE RESPECTFULLY REQUESTED TO SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

                                          By Order of the Board of Directors

                                          /s/ Thomas C. Livengood

                                          THOMAS C. LIVENGOOD
                                          EXECUTIVE VICE PRESIDENT, CHIEF
                                          FINANCIAL OFFICER AND SECRETARY

Houston, Texas
April 27, 2001

                                   APPENDIX A
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

I.  PURPOSE

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to the public; the Company's systems of internal controls regarding finance, accounting and legal compliance that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

    - Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

    - Review and appraise the audit efforts of the Company's independent accountants.

    - Provide an open avenue of communication among the independent accountants, senior management, the accounting and financial reporting personnel of the Company and the Board of Directors.

    The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

    The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Members of the Audit Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

    The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

    The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with senior management, the financial or accounting officers responsible for establishing and maintaining internal controls, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Company's financials consistent with section IV.4.

IV. RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and update this Charter periodically, at least annually, as conditions indicate.

2. Review the organization's annual financial statements and any reports or other financial information submitted to the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review the MATTERS TO BE COMMUNICATED TO THE AUDIT COMMITTEE issued by the independent accountants which includes consideration of any material weaknesses in internal accounting control.

4. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence. The Committee is responsible for ensuring the audit firm submits a formal statement regarding relationships and services which may impact independence and discussing any relevant matters with the auditors.

6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7. Provide a venue whereby the independent accountants, out of the presence of management, can contact members of the Committee about internal controls and the fullness and accuracy of the organization's financial statements. The outside auditor is ultimately accountable to the Board of Directors and the Committee.

Financial Reporting Processes

8. Consider and review with the independent accountants the adequacy of the Company's internal controls including computerized information systems and security.

9. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

10. Consider and approve, if appropriate, major changes to the Company's accounting principles and practices as suggested by the independent accountants, management, or the financial accounting department.

Process Improvement

11. Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

12. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13. Review any significant disagreement among management and the independent accountants or the accounting department in connection with the preparation of the financial statements.

14. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Legal Compliance

15. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

16. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

17. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

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
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                                              CARRIAGE SERVICES, INC.

                               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 22, 2001

                    The undersigned, hereby revoking all prior proxies, hereby appoints Melvin C.
               Payne and Thomas C. Livengood, and each of them, his true and lawful proxies, with full and several power of substitution, to vote all the shares of Class A or B Common
               Stock or Series D Preferred Stock of CARRIAGE SERVICES, INC. standing in the name of the undersigned, at the Annual Meeting of Stockholders of CARRIAGE SERVICES, INC. to
               be held on May 22, 2001 and at any adjournment(s) thereof, on all matters coming before said meeting.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS AS STATED ON
               THE REVERSE SIDE OF THIS PROXY CARD AND, UNLESS A CONTRARY CHOICE IS SPECIFIED, THIS
               PROXY WILL BE VOTED FOR EACH OF SUCH PROPOSALS.

                                     CONTINUED AND TO BE SIGNED ON REVERSE SIDE          -----------
                                                                                         SEE REVERSE
                                                                                             SIDE
                                                                                         -----------


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



                                                 PLEASE DATE, SIGN AND MAIL YOUR
                                               PROXY CARD BACK AS SOON AS POSSIBLE!


                                                  ANNUAL MEETING OF STOCKHOLDERS
                                                     CARRIAGE SERVICES, INC.


                                                           MAY 22, 2001







                                         PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

------------------------------------------------------------------------------------------------------------------------------------

A     PLEASE MARK YOUR
  [X] VOTES AS IN THIS
      EXAMPLE


                    VOTE FOR             VOTE
               ALL NOMINEES LISTED     WITHHELD                                                               FOR  AGAINST  ABSTAIN
2. ELECTION OF                                   NOMINEES:  GREG M. BRUDNICKI     1. PROPOSED TO RECLASSIFY
   TWO CLASS II        [ ]                [ ]               VINCENT D. FOSTER        ONE CLASS III DIRECTOR   [ ]    [ ]      [ ]
   DIRECTORS FOR                                                                     AS A CLASS I DIRECTOR
   A THREE-YEAR TERM ENDING AT THE 2004 ANNUAL
   MEETING OF STOCKHOLDERS.                                                       3. PROPOSED TO RATIFY
                                                                                     ARTHUR ANDERSON LLP AS
VOTE FOR ALL NOMINEES LISTED, EXCEPT VOTE                                            THE INDEPENDENT PUBLIC   [ ]    [ ]      [ ]
WITHHELD FROM THE FOLLOWING NOMINEES (IF ANY):                                       ACCOUNTANTS OF THE
                                                                                     COMPANY FOR 2001.
----------------------------------------------
                                                                                  4. IN THEIR DISCRETION, THE PROXIES ARE
                                                                                     AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS
                                                                                     AS MAY PROPERLY COME BEFORE THE MEETING OR ANY
                                                                                     ADJOURNMENT(S) THEREOF.

                                                                                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                                                                  CARD PROMPTLY BY USING THE ENCLOSED ENVELOPE.






SIGNATURE:                                                 PRINT NAME                                           DATED:        , 2001
          -----------------------------------------------             ----------------------------------------         -------
NOTE: (PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. FOR JOINT ACCOUNTS, EACH JOINT OWNER SHOULD SIGN. EXECUTORS,
ADMINISTRATORS, TRUSTEES, ETC. SHOULD ALSO INDICATE WHEN SIGNING.)

------------------------------------------------------------------------------------------------------------------------------------

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